Exhibit 99.1.3 Barrister/Central SEC Certified Resources

NOVA RESOURCE, INC.

Central Operating, LLC

Estimated
Future Reserves and Income
Attributable to Certain
Leasehold and Royalty Interests
In
Monroe County, Alabama
SEC Parameters
As of

Evaluation Date: December 31, 2019
Effective Date: December 01, 2019

\s\ Joseph V. Rochefort

Joseph V. Rochefort QRE

CPG # 3358; CGP # 90

QRE CT51-101 President

NOVA RESOURCE INCORPORATED Texas Corporation 01605143-00

NOVA RESOURCE 1NCOROLEUM CONSULTANT,

Exhibit 99.1.3 Barrister/Central SEC Certified Resources

December 31, 2019 page 1 of 17

Central Operating, LLC P. 0. Box 20205

Laurel, Mississippi 39442

601-426-9902

Gentlemen:

At the request of Central Operating, LLC (CO), Nova Resource, Inc.(Nova) has conducted its own "Certified SEC Reserves Analysis and Valuation Study and Report" update dated December 31, 2019 with effective date of December 01, 2019 of the proven reserves of the oil and gas properties known as CO's Nettle Leases, the (property), located in Monroe' County, Alabama using information and data that has been supplied to Nova by CO, information that has recently become available, and information available from commercial and private data sources and analyses that have been reviewed and/or performed by Nova regarding the calculated economically recoverable oil and gas reserves of the property as of December 01, 2019. Those calculations are based upon and conform to the definitions and disclosure guidelines of the United States Securities and Exchange Commission (SEC) contained in Title 17, Code of Federal Regulations, Modernization of Oil and Gas Reporting, Final Rule released January 14, 2009 in the Federal Register (SEC regulations). Nova's Certified SEC Reserves and Valuation Report updated December 31, 2019, and presented here, are prepared for public disclosure by CO in filings made with the SEC in accordance with the disclosure requirements set forth in the SEC regulations. The estimated reserves shown herein represent Nova's estimated net reserves attributable to the leasehold and royalty interests owned or controlled by CO, the property, as represented on December 01, 2019._ The report generated by Nova Resource Incorporated is Nova's estimate of reserves of such properties located in Monroe County, Alabama and otherwise known as CO's Nettle Lease and Properties, aka the "Properties".

The report and properties referred to herein and estimated by Nova Resource, Inc., assume 95 % ownership of 100 % Working Interest of the Properties and 79 % Net Revenue Interests in the leases. Accordingly 100 % of CO's total net oil and/or natural gas hydrocarbons reserves (including 95% Working Interests in 100 % Mineral Interests and 79 % Net Revenue Interests plus CO's drilling and completion costs plus CO's Lease Operating Expenses (LOE) plus CO's Ad Valorem Taxes plus CO's Severance Taxes of the Properties as of December 01, 2019 are used to calculate CO's Net Recoverable oil and gas value as shown in this report..

Based upon Nova's study of the properties Nova hereby certifies that the representations herein are Nova's Certified SEC Reserves and Valuation Calculations as of December 01, 2019 and that these calculation conform to all present SEC requirements and regulations and definitions and may be used by CO in public disclosure.

Based upon Nova's review, including the data, technical processes and interpretations, it is Nova's opinion that the overall procedures and methodologies utilized by Nova's staff in preparing their estimates of the proved reserves, future production and discounted future net revenue as of December 01, 2019 comply with the current SEC regulations and that the overall proved reserves of future production and discounted future net value for the projected hydrocarbon reserves and properties as estimated by Nova are, in the aggregate, reasonable within SEC guidelines.

The estimated reserves and future net value amounts presented by Nova are related to hydrocarbon prices. The hydrocarbon prices used in the preparation of this report are based upon the average prices during the trailing 12-month period prior to December 2019 as determined as unweighted arithmetic averages of the prices in effect on the first-day-of-the-month for each month within such period, unless prices were defined by contractual arrangements, as required by SEC regulations. The actual future prices of oil and/or gas may vary significantly from these prices and therefore, volumes of reserves actually recovered and the amounts of income actually received may differ significantly from the estimated quantities presented in the report. The net reserves as estimated by Nova attributable to the Properties as shown in this report are summarized as follows:

Exhibit 99.1.3 Barrister/Central SEC Certified Resources

Central Operating, LW

SEC Reserves and Valuation Report December 31, 2019

SEC PARAMETERS
Estimated Net Reserves
Certain Leasehold and Royalty Interests
CO's Nettle and Surrounding Leases
of Monroe County, Alabama
Effective as of December 01, 2019

Net Reserves of Properties	Proved Developed Proved			Proved Total
	8/8 Gross Producing	Net 8/8 Non-Producing Un-developed

Gas —MCF)	0	0	0	0
OiVCondensate—Bbls	127,520	0	2,978,136	3,105,656
Future PV-0 After Payout Revenue	5,538,646	$ 123,610,812		138,149,458
Future Drilling Development
5 PUD Wells at 80 acre spacing	0	0	$9,000,000	$ 9,000,000
SEC -10% ($)
PV-10% Value Oil
After drilling Capex pay out	2,041,519	0	$ 45,513,378	$ 45,554,897

Liquid hydrocarbons are expressed in thousands of standard 42 gallon barrels (Barrels). All gas volumes are reported on as "as sold basis" expressed in thousands of cubic feet (MCF) at the official temperature and pressure bases of the areas in which the gas reserves are located. In the report all oil volumes are reported on an "as sold basis" expressed in Barrels at the official temperature and volume bases of the areas in which the oil reserves are located. Oil and Gas prices are held constant throughout the projected productive life of the reserves. All discounted future net income/present value data are expressed as U.S. dollars ($). All values are based upon PADD3 Gulf Coast pricing.

The estimates of reserves, future production and income attributable to properties in this report were prepared using economic software from the SPE ex-president's What-1F2 Petroleum Economics Evaluation Software. Nova has found this program to be generally acceptable by Industry and reserves analysis in the United States, but notes that certain summaries and calculations may vary due to rounding and may not exactly match the sum of the properties being summarized. Furthermore, one line economic summaries may vary from the more detailed cash flow projections of the same properties included with this report and also may vary due to rounding. The rounding differences are not considered material.

The future revenue/present value is after the deduction of production taxes. The deductions incorporate CO’s reported normal direct costs of operating the wells aka Lease Operating Expenses (LOE), Ad Valorem taxes, inn costs and development costs and include the Working Interest and NR-I of CO.. The future present value includes deduction of state and federal income taxes and is Ad Valorem and Severance taxes and has not been adjusted for outstanding loans that may or may not exist nor does it include any adjustment for cash on hand or undistributed income. Liquid hydrocarbon reserves account for approximately 100 % of the estimated revenue from proved

Exhibit 99.1.3 Barrister/Central SEC Certified Resources

reserves and natural gas reserves account for approximately 0 % of the estimated revenue from

Exhibit 99.1.3 Barrister/Central SEC Certified Resources

Central Operating, LLC

SEC Reserves and Valuation Report December 31, 2019

proved reserves. Any natural gas produced may be used by CO in its operations and are therefore not included in the future valuation of the property.

The discounted present value shown above is calculated using a discount rate of 10 percent per annum compounded annually as per SEC requirements.

The results shown above are presented for information purposes only and should not be construed as the estimate of fair market value.

Reserves Included in the Report

In Nova's opinion, the procedures and methodologies used by Nova's staff to determine the proved undeveloped reserves conform to the definitions as set forth in the Securities and Exchange Commission's Regulations Part 210.4-10(a). An abridged version of the SEC reserves definitions from 210A-10(a) entitled "Petroleum Reserves Definitions" is included as an attachment to the report.

The various proved reserve status categories are defined under the attachment entitled "Petroleum Reserves Definitions" in the report. The Proved Un-Developed reserves are for five (5) wells remaining to be drilled with reasonable certainty to by likely to produce similar volumes of reserves as producing wells given the identical economic conditions that exist as of December 01, 2019.

No attempt was made to quantify or otherwise account for any accumulated imbalances that may exist. Any gas volumes that may be included herein do not attribute gas consumed in operations as reserves.

Reserves are those estimated remaining quantities of oil and gas and related substances that are anticipated to be economically producible, as of a given date, from known accumulations by application of defined conditions. All reserve estimates involve an assessment of the uncertainty relating to the likelihood that the actual remaining quantities recovered will be greater or less that the estimated quantities determined as of the date the estimate is made. The uncertainty depends chiefly on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of the data. The relative degree of uncertainty may be conveyed by placing reserves into one of two principal classifications, either proved or unproved. Unproved reserves are less certain to be recovered than proved reserves and may be further sub-classified as probable and possible reserves to denote progressively increasing uncertainty in their recoverability. At CO's request, only proved reserves attributable to the properties were reviewed.

Proved oil and gas reserves are those quantities of oil and gas which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward given economic conditions that are expected to exist on December 01, 2019. The proved reserves were estimated using deterministic methods. If deterministic methods are used, the SEC has defined reasonable certainty-for proved reserves as a "high degree of confidence that the quantities will be recovered."

Proved reserve estimates will generally be revised only as additional geologic or engineering data become available, or as economic conditions change. For proved reserves, the SEC states that "as changes due to increased availability of geoscience (geological, geophysical, and geochemical), engineering, and economic data are made to the estimated ultimate recovery (EUR) with time. Reasonably certain EUR is much more likely to increase or remain constant than to decrease." Moreover, estimates of proved reserves may be revised as a result of future

Exhibit 99.1.3 Barrister/Central SEC Certified Resources

Central Operating, LLC

SEC Reserves and Valuation Report December 31, 2019

operations, effects of regulation by governmental agencies or geopolitical or economic risks. Therefore, the proved reserves are estimates only and should not be construed as being exact quantities, and if recovered, the revenues there from, and the actual costs related thereto, could be more or less than the estimated amounts.

Audit Data, Methodology, Procedure and Assumptions

The estimation of reserves involves two distinct determinations. The first determination results in the estimation of the quantities of recoverable oil and gas and the second determination results in the estimation of the uncertainty associated with those estimated quantities in accordance with definitions set forth by the Securities and Exchange Commission Regulations Part 210.4-10(a). The process of estimating the quantities of recoverable oil and gas reserves relies on the use of certain generally accepted analytical procedures. These analytical procedures fall into three broad categories or methods: (1) performance-based methods; (2) volumetric-based methods; and (3) analogy. These methods may be used singularly or in combination by the reserve evaluator in the process of estimating the quantities of reserves.

Reserve evaluators must select the method or combination of methods which in their professional judgment is most appropriate given the nature and amount or reliable geoscience and engineering data available at the time of the estimate, the established or anticipated performance characteristics of the reservoir being evaluated and the stage of development or producing maturity of the property.

In many cases, the analysis of the available geoscience and engineering data and the subsequent interpretation of this data may indicate a range of possible outcomes in an estimate, irrespective of the method selected by the evaluator (see attached sensitivity analysis).. When a range in the quantity of reserves is identified, the evaluator must determine the uncertainty associated with the incremental quantities of the reserves. If the reserve quantities are estimated using the deterministic incremental method, the uncertainty for each discrete incremental quantity of the reserves is addressed by the reserve category assigned by the evaluator and the sensitivity analysis. Therefore, the categorization of reserve quantities as proved, probable and/or possible, is one but not all of the issues, that addresses the inherent uncertainty in the estimated quantities reported. For proved reserves, uncertainty is defined by the SEC as reasonable certainty wherein the "quantities actually recovered are much more likely than not to be achieved." This report referred only to proved net reserve estimates made by Nova Resource, Inc. The SEC states that "probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are likely as not to be recovered." The SEC states that "possible reserves are those additional reserves that are less certain to be recovered than probable reserves and the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves." All quantities of reserves within the same reserve category must meet the SEC definitions as noted above.

Estimates of reserves quantities and their associated reserve categories may be revised in the future as additional geoscience or engineering data become available. Furthermore, estimates of reserves quantities and their associated reserve categories may also be revised due to factors such as changes in economic conditions, results on future operations, effects of regulation by governmental agencies or geopolitical or economic risks as previously noted.

Operations may be subject to various levels of governmental controls and regulations. These controls and regulations may include, but may not be limited to, matters relating to land tenure and leasing, the legal rights to produce hydrocarbons including the granting, extension or termination of production sharing contracts, the fiscal terms of various production sharing contracts, drilling and production practices, environmental protection, marketing and

Exhibit 99.1.3 Barrister/Central SEC Certified Resources

pricing policies, royalties, various taxes and levies including income tax and are subject to change from time to

Exhibit 99.1.3 Barrister/Central SEC Certified Resources

Central Operating, LLC

SEC Reserves and Valuation Report December 31, 2019

time. Such changes in governmental regulations and policies may cause volumes of proved reserves actually recovered and amounts of proved income actually received to differ significantly from the estimated quantities.

The proved reserves for the properties as calculated and that were estimated by Nova were estimated by the deterministic method, the performance methods, the volumetric method, analogy, or a combination of methods

Utilizing the present economic conditions and limited to those proved reserves economically recoverable. The performance methods include, but may not be limited to, decline curve analysis that utilized extrapolations of historical production and pressure data available through April 30, 2014 or as stated elsewhere in this report, in those cases where such data were considered to be definitive. The data utilized in the analysis were furnished to Nova's staff from CO and from using commercial and private sources and were considered sufficient for the purpose.

The proved un-developed reserves were estimated primarily by the performance of existing wells and historical extrapolation methods. The data utilized were considered sufficient for the purpose.

As stated previously, proved reserves must be anticipated to be producible from a given date forward based upon existing economic conditions including prices and costs at which producibility from a reservoir is to be determined. Nova has reviewed certain primary economic data utilized in the area from identical reservoirs relating to hydrocarbon prices and costs and CO's supplied information and data and used CO's supplied information as accurate without audit.

The hydrocarbon prices and costs determined for the properties are based upon SEC required trailing twelve month averages of prices for the first of each month, unless prices were defined by contractual arrangements and cost based upon existing costs. For hydrocarbon products sold under contract, the contract prices, including fixed and determinable escalations exclusive of inflation adjustments, were used by Nova until expiration of the contract.

The product prices which were actually used by Nova to determine the future gross revenue for each property reflect any known adjustments to the prices for gravity, quality, local conditions, gathering and transportation fees, and/or distance from market, referred to as the "differentials." and discounted by approximately 15 % to account for pricing variations regionally from similar reservoir wells.

In addition, the table below summarizes the volume weighted benchmark TTM prices adjusted for differentials and referred to herein as the "TTM prices." The data shown is presented in accordance with SEC disclosure requirements.

Geographic Area Product TTM Average

PADD3 (GulfOil$ 62.63/ Bbl

Coast)

PADD3(GulfGas$ 2.785 MCF

Coast)

The effect of derivative instruments designated as price hedges of oil and gas quantities are not reflected in Nova's individual property evaluations.

Exhibit 99.1.3 Barrister/Central SEC Certified Resources

Central Operating, LLC

SEC Reserves and Valuation Report December 31, 2019

Operating costs are based on the operating expense reports supplied by the operator and include only costs directly applicable to the leases or wells or operations thereof. The operating costs include a portion of general and administrative costs allocated directly to the lease and wells. The operating costs furnished were accepted as factual data and assumed to be reasonable; however, Nova has not conducted an independent verification or audit of the accuracy of the data as supplied by the CO . No deductions were made for loan repayments, interests expenses, or exploration and development prepayments that were not charged directly to the leases or wells.

Development costs furnished by the operator are based upon CO's authorizations for expenditures for the proposed work or actual costs for similar projects. The development costs were accepted as factual and reasonable; however, we have not conducted an independent verification of the data supplied by the operator. Nova's estimate of zero abandonment costs after salvage value for the onshore properties were accepted without independent verification. Nova has estimated that abandonment costs should match the salvage value and therefore should equal zero after salvage; however, Nova does not guarantee nor makes any warranty for this or for its estimation of abandonment estimates.

No consideration was given in this report to potential environmental liabilities that may exist nor were costs included for potential liabilities to restore and clean up damages, if any, caused by past or present or future operating practices.

The proved undeveloped reserves for the properties estimated by Nova have been incorporated herein in accordance with CO's plans to develop these reserves as of December 01, 2019. The implementation of CO's development plans as presented to Nova is subject to the approval process adopted by CO's management and funding sources. As a result of Nova's inquires during the course of our review of CO's plans, CO has informed Nova that the development activities for the properties reviewed have been subjected to and received the internal approvals required by CO's management at the appropriate local, regional and/or corporate level. In addition to the internal approvals as noted, certain development activities may still be subject to specific partner AFE processes, Joint Operating Agreements (JOA) requirements or other administrative approvals external to CO. Additionally, CO has informed Nova that they are not aware of any legal, regulatory, political or economic obstacles that would significantly alter their plans to develop the properties.

The costs and parameters used were held constant throughout the life of the property as per SEC requirements.

To estimate economically recoverable proved oil and gas reserves and related future net cash flow and present values, Nova considers many factors and assumptions including, but not limited to, the use of reservoir and reserve and production parameters derived from geological, geophysical and engineering data that cannot be measured directly, economic criteria based on current costs and SEC pricing requirements, and forecast of future production rates. Under the SEC regulations 210.4-10(a)(22)(v) and (26), proved reserves must be anticipated to be economically producible from a given date forward based on existing economic conditions including prices and costs at which economic producibility from a reservoir is to be determined. While it may reasonably be anticipated that the future prices received for the sale of production and the operating costs and other costs relating to such production may increase or decrease from those under existing economic conditions, such changes were, in accordance with rules adopted by the SEC, omitted from consideration in making this evaluation.

Nova's forecasts for future production rates are based on historical performance from wells currently on production in the region with an economic cut-off for production being based upon the projected net revenue being equal to the projected operating expenses. No further reserves or valuation were given to any wells beyond their economic cut-off. Where no production decline trends have been established by Nova due to the limited historical

Exhibit 99.1.3 Barrister/Central SEC Certified Resources

Central Operating, LLC

SEC Reserves and Valuation Report December 31, 2019

production records from wells on the properties, surrounding well's historical production records have been used and extrapolated to wells of the property. Where applicable the decline rate of any well is used to determine future production volumes to be economically recovered. The present rate of decline was then applied by Nova to determine the present economic life of the production from the reservoir.

Test data and other related information were used by Nova to estimate the anticipated initial production rates from those wells or locations that are not currently producing (PUDs). For reserves not yet on production, sales were estimated to commence at an anticipated date. Wells or locations that are not currently producing may or may not start producing earlier or later than anticipated by CO and thus estimates due to unforeseen factors causing such changes may occur. Such factors may include further interpretation, delays due to weather, the availability of rigs, the sequence of drilling, completing and/or recompleting wells and/or constraints set by regulatory bodies.

Estimated production rates from wells from locations that are not currently producing may change due to, but not limited to, reservoir performance, operating conditions, compression and artificial lift, pipeline capacity and/or operating conditions, producing market demand and/or allowables, prices, or other constraints which may be set by regulatory bodies and thus out of Cos control.

Operations may be subject to various levels of governmental oil and gas price controls and regulations. These controls and regulations may include, but not be limited to, matters relating to land tenure and leasing, the legal rights to produce hydrocarbons, drilling and production practices, environmental protection, marketing and pricing policies, royalties, various taxes and levies including income tax which may be subject to change from time to time. Such changes in governmental regulations and policies may cause volumes of proved reserves and amounts of income to differ significantly from the estimated quantities.

The estimates of proved reserves were based upon Nova's study of the properties and data supplied by commercial sources and CO and operators in the area; however, Nova has not made any detailed field examination of the properties. No consideration was given to potential environmental liabilities that may exist nor were any costs included for potential liabilities to restore and clean up damages, if any, caused by past or projected operating practices.

Certain technical personnel of Nova are responsible for the preparation of reserve estimates on properties and for the preparation of revised estimates, when necessary, on old properties. These personnel assembled the necessary data and maintained the data and work papers in an orderly manner. We consulted with Nova's technical personnel and had access to their work papers and supporting data.

CO has informed Nova that they have furnished Nova all of the material accounts, records, geological and engineering data, reports and other data in their possession. In performing our forecast of the estimated future proved reserves, production and income, Nova has relied upon CO's data furnished, its own in-house staff and other sources, commercially available sources of data and information, and by CO with respect to property development plans, and or commercial production and well tests from examined wells, other direct costs of operating the wells or leases, other costs including ad valorem and production taxes, recompletion and development costs, abandonment costs after salvage, product prices based upon SEC requirements, geological and engineering data, etc. Nova reviewed such data for its reasonableness; however, Nova has not conducted an independent verification of CO's or the operator's supplied data. In summary, Nova considers the assumptions, data, methods and analytical procedures used by Nova and reviewed by Nova as appropriate for the purpose hereof, and Nova has used all such methods and procedures that Nova considers necessary and appropriate under the circumstances to render the conclusions as

Exhibit 99.1.3 Barrister/Central SEC Certified Resources

Central Operating, LLC

SEC Reserves and Valuation Report December 31, 2019

stated. Nova considers the data used in this report as appropriate and sufficient for the purpose of preparing the estimation of reserves and future net revenue herein.

Future Production Rates

For wells currently on production, Nova's forecasts of future production rates are based on historical performance data. Adjustments for the effects of curtailment where appropriate, were used until a decline in ability to produce was estimated and CO's supplied data without audit. An estimated rate of decline was then applied to economic depletion of the reserves. If a decline trend has been established, this trend was used as the basis for estimating future production rates from proven un-developed wells.

Offset analogies and other related CO's information were used to estimate the anticipated initial production rates for those wells or locations that are not currently producing. For reserves not yet on production, sales were estimated to commence on an anticipated date furnished by the operator. Wells or locations that are not currently producing may start producing earlier or later than anticipated in Nova's estimates due to unforeseen factors causing a change in the timing of initial production. Such factors may include delays due to weather, the availability of rigs, the sequence of drilling, completions and/or recompletion of wells and/or constraints set by regulatory bodies and/or financial entities.

The future production rates from wells currently in production or wells or locations that are not currently producing may be more or less than estimated because of changes including, but not limited to, reservoir performance, operating conditions related to surface facilities or subsurface conditions, compression and artificial lift, pipeline capacity and/or transportation capacity and/or operating conditions, producing market demand and/or allowables or other constraints set by regulatory bodies and availability of financing.

Audit Opinion

Based on Nova's study, including data, technical processes and methodologies presented by CO and the operator, it is Nova's opinion that the overall procedures and mythologies utilized by Nova in preparing this estimate of the proved reserves, future production and discounted fixture net income as of December 01, 2019 comply with current SEC regulations and that the overall proved reserves, fixture production and discounted future net income for the reviewed properties as estimated are, in the aggregate, reasonable within established SEC guidelines.

Independent and Professional Qualifications

Neither Nova nor its employees presently own any interest in the leases.

Nova is a certified petroleum geological, geophysical and professional petroleum engineering consulting firm that has been providing petroleum-consulting services throughout the world for over thirty years. Nova is an employee-owned incorporated firm and maintains offices in Dallas, Texas U.S.A. We have numerous petroleum engineers and certified petroleum geologists and geophysicists and certified licenses operator personnel as members of our staff as well as many outside associated operators. By virtue of our size and scope of worldwide activity and services and the large number of clients for which we provide services, no single client or job represents a material portion of Nova's annual revenue. Neither Nova nor its employees nor staff serve as officers or directors of any

Exhibit 99.1.3 Barrister/Central SEC Certified Resources

Central Operating, LLC

SEC Reserves and Valuation Report December 31, 2019

client's privately or publicly traded oil and gas company and are separate and independent from the operating and investment decision-making process of our clients.

Nova actively participates in industry-related professional societies and organizations and has been performing reserves evaluations according to SEC regulation for over twenty-five years for both major oil and gas corporations as well as mid-size and small independent oil and gas companies worldwide. Many of our staff have authored or co-authored technical papers and reports on the subject of reserves related topics.

Nova staff engineers, geologists, geophysicists and operating personnel are required to receive the appropriate professional accreditation in the form of registered or certified professional engineer's license or a registered or certified professional geoscientist's credentials from an appropriate governmental authority or from the recognized self-regulating professional organization or regulatory operating body.

Nova is independent with respect to CO.

The results of our evaluation and valuation, presented herein, are based on technical reviews and analysis by teams of geoscientists and engineers from Nova. The professional qualifications of the undersigned, the technical person primarily responsible for overseeing, reviewing and approving the review of the reserves information discussed in this report, are included as an attachment to this letter.

Terms of Usage

The results of our reserves analysis and valuation study, the report, presented in report summary form herein, were prepared in accordance with the disclosure requirements set forth in the SEC regulations and intended to allow CO to post a public disclosure as an exhibit in filings made with the SEC by CO.

We have provided CO with a digital version of the original signed copy of this certified SEC reserves analysis and valuation report summary letter. In the event there are any differences between the digital version included in filings made by CO and the original signed letter, the original signed letter shall control and supercede the digital version.

The data and work papers used in the preparation, study, analysis and valuation report are available for examination by authorized parties in Nova's offices. Please contact Nova if we can be of further service.

Respectfully, Nova Resource, Inc. \s\ Joseph V. Rochefort—President CPG # 3358, CGP, # 90, QRE CT5I-101; SIPES # 1901

Exhibit 99.1.3 Barrister/Central SEC Certified Resources

Central Operating, LLC

SEC Reserves and Valuation Report December 31, 2019

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Exhibit 99.1.3 Barrister/Central SEC Certified Resources

Central Operating, LLC

SEC Reserves and Valuation Report December 31, 2019

Professional Qualifications of Primary Technical Person

The conclusions presented in this report are the result of technical analysis conducted by a team of geoscientists and engineers from Nova Resource, Inc. Joseph V. Rochefort was the primary technical person responsible for overseeing the review of the estimate of reserves, future production and income.

Mr. Rochefort, the president of Nova Resource, Inc. (Nova) is responsible for coordinating and supervising staff and consultants of the company in ongoing reservoir evaluation studies worldwide. Before forming Nova, Mr. Rochefort served in a number of technical and managerial positions with Exxon, Sun, Arco, and Mobil, now ExxonMobil. Mr. Rochefort's resume is available for review.

Mr. Rochefort graduated from both Texas Christian University and from Texas Tech University with BS degrees in geology and physics and Master's degrees in international relations. Mr. Rochefort achieved his over thirty years of expertise in technical and managerial responsibilities in oil and gas reserves and reservoirs evaluation and has attained Certification as a Professional Petroleum Geologist # 3358, a Professional Petroleum Geophysicist # 90, and as a Qualified Reserves Evaluator under authority of CT51-101 and is Independent as shown by membership in SIPES with registration number # 1901. Mr. Rochefort has been designated an expert witness regarding oil and gas reserves evaluation in several judicial cases. Mr. Rochefort has written several internal guidelines regarding oil and gas reserves evaluations and has co-authored several technical articles and one book regarding hydrocarbon accumulations. Mr. Rochefort maintains his expertise in oiI and gas reserves analysis by attending continuing education courses of at least 16 hours per year. Mr. Rochefort has created an internally generated course for staff pertaining to the formalized training related to the definitions and disclosure guidelines contained in the United States Securities and Exchange Commission Title 17, Code of Federal Regulations, Modernization of Oil and Gas Reporting, Final Rule released January 14, 2009 in the Federal Register. Mr. Rochefort has attended several training classes covering such topics as reservoir engineering, geoscience and petroleum economics evaluation methods, procedures, software and ethics to maintain his expertise as a Qualified Reserves Evaluator. Mr. Rochefort has been recognized by the SEC as a Qualified Reserves Evaluator for over 17 years.

Based upon his educational background, professional training and more than 30 years of experience in the estimation and evaluation and generation of reserves evaluation analyses of petroleum reserves, Mr. Rochefort has attained the professional qualifications and expertise as a Reserves Estimator and Reserves Auditor as set forth in Article III of the "Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information" promulgated by the Society of Petroleum Engineers and as a Qualified Reserves Evaluator under authority of CT51- 101.

Exhibit 99.1.3 Barrister/Central SEC Certified Resources

Central Operating, LLC

SEC Reserves and Valuation Report December 31, 2019

PETROLEUM RESERVES DEFINITIONS

As Adapted From:

RULE 4-10(a) of REGULATION S-X PART 210

UNITED STATES SECURITIES AND EXCHANGE COMMISSION (SEC)

PREAMBLE

On January 14, 2009, the United States Securities and Exchange Commission (SEC) published the "Modernization of Oil and Gas Reporting: Final Rule" in the Federal Register of National Archives and Records Administration (NARA). The "Modernization of Oil and Gas Reporting: Final Rule" includes revisions and additions to the definition section of Rule 4-10 of Regulation S-X, revisions and additions to the oil and gas reporting requirements in Regulation S-K, and amends and codifies Industry Guide 2 in Regulation S-K. The Modernization of Oil and Gas Reporting; Final Rule", including all references to Regulation S-X and Regulation SK, shall be referred to herein collectively as the "SEC regulations". The SEC regulations take effect for all filings made with the United States Securities and Exchange Commission as of December 31, 2009, or after January 1, 2010. Reference should be made to the full text under Title 17, Code of Federal Regulations, Regulation S-X Part 210, Rule 4-10(a) for complete definitions (direct passages excerpts in part or wholly from the aforementioned SEC document are incorporated herein in italics).

Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. All reserves estimates involve an assessment of the uncertainty relating the likelihood that the actual remaining quantities recovered will be greater or less than the estimated quantities determined as of the date the estimate is made. The uncertainty depends chiefly on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of these data. The relative degree of uncertainty may be conveyed by placing reserves into one of two principal classifications, either proved or unproved. Unproved reserves are less certain to be recovered than proved reserves and may be further sub-classified as probable and possible reserves to denote progressively increasing uncertainty in their recoverability. Under SEC regulations as of December 31, 2009, or after January 1, 2010, a company may optionally disclose estimated quantities of probable or possible oil and gas reserves in documents publicly filed with the SEC. The SEC regulations continue to prohibit disclosure of estimates of oil and gas resources other than reserves and any estimated values of such resources in any document publicly filed with the SEC unless such information is required to be disclosed in the document by foreign or state law as noted in 229.1202 Instruction to item 1202.

Reserves estimates will generally he revised only as additional geologic or engineering data become available or as economic conditions change.

Reserves may be attributed to either natural energy or improved recovery methods. Improved recovery methods include all methods for supplementing natural energy or altering natural forces in the reservoir to increase ultimate recovery. Examples of such methods are pressure maintenance, natural gas cycling, waterflooding, thermal methods, chemical and/or biological methods, and the use of miscible and immiscible displacement fluids as well as other methods.

Reserves may be attributed to either conventional or unconventional petroleum accumulations. Petroleum accumulations are considered as to be either conventional or unconventional based on the nature of their in-place characteristics, extraction method applied, or degree of processing prior to sale. Examples of unconventional

Exhibit 99.1.3 Barrister/Central SEC Certified Resources

Central Operating, LLC

SEC Reserves and Valuation Report December 31, 2019

petroleum accumulations include coalbed or coal seam methane (CBM/CSM), basin-centered gas, shale gas, gas hydrates, natural bitumen and oil shale deposits. These unconventional accumulations may require specialized extraction technology and/or significant processing prior to sale.

Reserves do not include quantities of petroleum being held in inventory.

Because of the differences in uncertainty, caution should be exercised when aggregating quantities of petroleum from different reserves categories.

RESERVES (SEC DEFINITIONS)

The Securities and Exchange Commission Regulation S-X 210.4-10(a)(26) defines reserves as follows:

Reserves. Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. IN addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project.

Note to paragraph (a)(26): Reserves should not be assigned to adjacent reservoirs Isolated by major, potentially sealing, faults until those reservoirs are penetrated and evaluated as economically producible. Reserves should not be assigned to areas that are clearly separated from known accumulation by a non-productive reservoir (ie. absence of reservoir, structurally low reservoir, or negative test results). Such areas may contain prospective resources (ie. potentially recoverable resources from undiscovered accumulations).

PROVED RESERVES (SEC DEFINITIONS)

Securities and Exchange Commission Regulation S-X 210.4-10(aX22) defines proved oil and gas reserves as follows:

Proved oil and gas reserves. Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economicalb., producible - from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

(0 The area of the reservoir considered as proved includes:

(A)The area identified by drilling and limited by fluid contacts, if any, and

(B)Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil and gas on the basis of available geoscience and engineering data

Exhibit 99.1.3 Barrister/Central SEC Certified Resources

Central Operating, LLC

SEC Reserves and Valuation Report December 31, 2019

0i) In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance  data and reliable technology establishes a lower contact with reasonable certainty.

(iii)Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering or performance data and reliable technology establish the higher contact with reasonable certainty.

(iv)Reserves which can be produced economically through application of improved recovery techniques (including but not limited to, fluid injection) are included in the proved classification when:

(A)Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and

(B)The project has been approved for development by all necessary parties and entities, including governmental entities.

(iv)Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an =weighted arithmetic average of the first-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

Exhibit 99.1.3 Barrister/Central SEC Certified Resources

Central Operating, LLC

SEC Reserves and Valuation Report December 31, 2019

RESERVES STATUS DEFINITIONS AND GUIDELINES

As Adapted From:
RULE 4-10(a) of REGULATION S-X PART 210
UNITED STATES SECURITIES AND EXCHANGE COMMISSION (sec)
And

PETROLEUM RESOURCES MANAGEMENT SYSTEM (SPE-PRMS)

Sponsored and Approved by:
SOCIETY OF PETROLEUM ENGINEERS (SPE)
WORLD PETROLEUM COUNCIL (WPC)
AMERICAN ASSOCIATION OF PETROLEUM GEOLOGISTS (AAPG)
SOCIETY OF PETROLEUM EVALUATION ENGINEERS (SPEE)

Reserves status categories define the development and producing status of wells and reservoirs. Reference should be made to Title 17, Code of Federal Regulations, Regulation S-X Part 210, Rule 4-10(a) and SPE PRMS as the following reserves status definitions are based on excerpts from the original documents (direct passages excerpted from the aforementioned SEC and SPE-PRMS documents are denoted in italics herein).

DEVELOPED RESERVES (SEC DEFINITIONS)

Securities and Exchange Commission Regulations S-X 210.4-10(a)(6) defines developed oil and gas reserves as follows:

Developed oil and gas reserves are reserves of any category that can be expected to be recovered:

(i)Through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well; and

(ii)Through installed extraction equipment and infrastructure operational at the time or the reserves estimate if the extraction is by means not involving a well

Developed Producing (SPE-PRMS Definitions)

While not a requirement for disclosure under the SEC regulations, developed oil and gas reserves may be further sub-classified according to the guidance contained in the SPE-PRMS as Producing or Non-Producing.

Developed Producing Reserves

Developed Producing Reserves are expected to be recovered from completion intervals that are open and producing at the time of the estimate.

Improved recovery reserves are considered producing only after the improved recovery project is in operations.

Exhibit 99.1.3 Barrister/Central SEC Certified Resources

Developed Non-Producing (PDNP)

Exhibit 99.1.3 Barrister/Central SEC Certified Resources

Central Operating, LLC

SEC Reserves and Valuation Report December 31, 2019

Developed Non-Producing reserves include shut-in and behind-pipe reserves.

Shut-ln

Shut-in Reserves are expected to be recovered from:

(I)completion intervals which are open at the time of the estimate, but which have not started producing;

(2)wells which were shut-in for market conditions or pipeline connections; or

(3)wells not capable of production for mechanical reasons. Behind-Pine

Behind-pipe Reserves are expected to be recovered from zones in existing wells, which will require additional completion work or future re-completion prior to start of production.

In all cases, production can be initiated or restored with relatively low expenditure compared to the cost of drilling a new well.

UNDEVELOPED RESERVES (SEC DEFINITIONS)

Securities and Exchange Commission Regulation S-X 210A-10(a)(31) defines undeveloped oil and gas reserves as follows:

Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances.

(ii)Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time.

(iii)Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery techniques is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, as defined in paragraph (a)(2) of this section, or by other evidence using reliable technology establishing reasonable certainty.

Exhibit 99.1.3 Barrister/Central SEC Certified Resources

Central Operating, LLC

SEC Reserves and Valuation Report December 31, 2019

See attached effective date 12-01-2019 PDP Tables ((4 pages)

See attached effective date 12-01-2019 1 PUD Tables w cost for five (5) PUD used in calculations (4 pages)

THIS

SPACE

LEFT

BLANK

INTENTIONALLY

Central Operating, LLC Monroe AL Smackover Nettie Leases Cert Sec RPT 12-31-2019

Exhibit 99.1.3 Barrister/Central SEC Certified Resources

PROJECT INFORMATION

WELL PERFORMANCE DATA

BASIC DATA EVALUATION DATE

PREPARED BY

INTEREST OWNER

WELL &/OR LEASE NAME FIELD &/OR RESERVOIR COUNTY OR PARISH

(2 CAP LETTERS) STATE OPERATOR' NAME

PROJ COMB NAME -(COMB#) PROJ FILE NAME

RESERVE CATEGORY: *EFF MONTH

*EFF YR

SELECT DISCOUNT RATE -% MID-YEAR=1 YEAR-ENDS

LSEHOLD COST - $

IDC & OTHER EXP - $

TANG & LSE EQUIP - $ DIR OPR EXP/WELL - $/YR

DIR OPR EXP ESC — %

YEAR NO. TO START ESC INDIR OPR EXP- % NET REV SEV TAX - % NET OIL REV SEV TAX - % NET GAS REV SEV TAX GAS - $/Mcf

ADV TAX - % OF NET REV NET PROFIT INTEREST -

OIL PRICE - 5/BBL

OIL PRICE ESC -

OIL ESC START YEAR NO.

MAX OIL PRICE - $IBBL TRANSPORTATION • $/bbl TRANSPORTATION - $/Mcf

LOAN PRINCIPAL - $

ANNUAL INTEREST RATE % TERM 0=FIX 1=DEDICATED

TOTAL NO. MONTHS (FIX)

DEDICATION OF TOT REV % SEC 29 TAX CREDIT- $/Mcf SALVAGE - %

LOSS CARRY FIND (1,0N 2,OFF)

Dec-2019EXPONENTIAL DECLINE

Nova Resourc NO OF WELLS (1 or more)**1

Central Opera OIL WELL PROD - bbl/DAY19.628

Nettles 9-12 reGO R Mcf/bbl0.5

Smackover GAS WELL PROD - Mcf/DAY0

MonroeCONDENSATE - bbIIMMcf0

ALEXPONENT -N- DECIMAL0.99999

Central Opera Eff. DECLINE RATE - - %5

12-31-2019 PI YEARS OF CONSTANT PROD0

12-31-2019 PI MAX YEARS TO CALC (4-30)30

PDPSET ECO LIMIT 1=YES O=NO1

DecECO RATE bbl OR Mcf/DAY1.88

2019 CUMULATIVE PROD - bbl0

10 CUMULATIVE PROD - Mcf0

1 ASSIGNED ACRES / WELL80

AVERAGE THICKNESS - FT.62

ECONOMIC and INVESTMENT DATA

0 2nd YR 3rd YR 4th YR5th YR

25,0000000

15,0000000

12,000 INITAL W.I. OWNED - %95.0000

0.00 INITAL REVENUE INTEREST-%79.0000

0 FINAL W.I. OWNED - %95.0000

0.00 FINAL REVENUE INTEREST-%79.0000

7.10   REVERSION ACTIVATOR0

4.80       0 FOR NO REVERSION  *******************

0            1 FOR GROSS INCOME $0
2.00      2 FOR NET INCOME        *******************

0.00

PRICE DATA

62.63 GAS PRICE - $IMCF2.88

0.00 GAS PRICE ESC - %0.00

mGAS ESC START YEAR NO.0

62.63 MAX GAS PRICE - $/MCF2.88
0.00

0.00 BOE FACTOR21.7843
INCOME TAX DATA

mFED INCOME TAX RATE - %0

0.00 STATE INCOME TAX RATE -0

mRECOVERY PERIOD (5, 7, 10)5

mDEPR METHOD (1.0, 1.5, 2.0)200%

0.00 MID-PERIOD CONVENT. CODE5

2.875 PCT DEPLETION RATE - %15

2.00 DEPL LIMITATION OF NET-%100.00

1

Exhibit 99.1.3 Barrister/Central SEC Certified Resources

FILE NAME: 12-31-2019 PDI COMB NAME: 12-31-2019 PDP SUMMARY OF EXPONENTIAL DECLINE

EVALUATION DATE31-Dec-2019

INVESTMENT$40,000

NO. MONTHS PROD IN 1st YEAR1

ECO LIFE - YEARSGREATER 30

PAYOUT YRS0.13

NET INCOME/INVEST138.47

INTERNAL RATE RETURN —Mid-Year9999.9%

NPV @ SELECT RATE-$10.00%$2,041,519

8/8 OIL RES - bbl127,520

8/8 GAS RES - Mcf63,760

NET OIL RES - bbl100,741

NET GAS RES - Mcf50,370

NET COST/BOE - $/BOE0.39

NET RETURN/BOE - $/BOE53.36

NET INCOME/BOE - $/BOE53.75

WT. AVG PRICE OIL - $/bbl62.63

WT. AVG PRICE GAS - $/Mcf2.88

OIL ECO RATE - bbl/DAY8.0

GAS ECO RATE - Mcf/DAY4.0

ULT OIL RECOV/ACRE - bbl1,594

ULT GAS RECOV/ACRE - Mcf797

ULT OIL RECOV/ACRE-FT -bbl26

ULT GAS RECOV/ACRE-FT -Mcf13

Exhibit 99.1.3 Barrister/Central SEC Certified Resources

RESERVE and ECONOMIC REPORT

PREPARED BY: INTEREST OWNER: SELL &NOR LEASE FIELD OR RESERVOIR:

GROSS PRODUCTIONNET PRODUCTION PRICE PRICE

YEAR OIL-BBLS GAS-MCF OIL-BBLS GAS-MCF OIL-S GAS-5

Nova Resource, Inc. Central Operating, LLC Nettles 9-12 re-worked Smackover

COMB NAME: FIE NAME: EVAL. DATE: EFFECTIVE DATE:

12-31-2019 POP 12-31-2019 PDP 31-Dec-2019 01-Dec-2019

NET OPERATING REVENUE

OIL-5GAS-STOTAL-S

CATEGORY: PDP COUNTY: Monroe STATE: AL OPERATOR: Central Operat

NET OPERATING EXPENSES

DIR INDiR"'RPM

HARMONIC DECLINE
2019	596	298	471	235	562.63	$2.88	$29,476	$677	$30,153	$950	$2,728
2020	6,958	3,479	5,496	2,748	82.63	2.88	344,242	7,901	352,143	11,400	31,663
2021	6,627	3,314	5,236	2,618	62.63	2.88	327,905	7,526	335,431	11,400	30,351
2022	6,327	3,164	4,998	2,499	82.63	2.68	313,048	7,185	320,234	11,400	28,976
2023	6,053	3,026	4,782	2,391	62.63	2.88	299,480	6,874	306,354	11,400	27,720
2024	6,801	2,901	4,583	2,292	62.63	2.88	287,039	6,563	293,627	11,400	26,569
2025	5,570	2,785	4,400	2,200	62.63	2.88	275,590	6,325	281,916	11,400	25,509
2026	5,356	2,678	4,232	2,115	62.63	2.88	265,020	6,083	271,103	11,400	24,530
2027	5,159	2,579	4,075	2,036	62.63	2.88	255,231	5,858	281,089	11,400	23,624
2028	4,975	2,487	3,930	1,966	62.63	2.83	246,139	5,849	251,789	11,400	22,783
2029	4,804	2,402	3,795	1,897	62.63	2.88	237,673	5,455	243,128	11,400	21,999
2030	4,644	2,322	3,669	1,834	62.63	2.88	229,770	5,274	235,044	11,400	21,268
S-TOT	62,869	31,435	49,667	24,833	WT.	WT.	3,110,614	71,396	3,182,010	126,350	287,921
REM.	64,651	32,325	51,074	25,537	AVG.	AVG.	3,198,768	73,419	3,272,187	205,200	296,080
TOTAL	127,520	63,760	100,741	50,370	62.63	2.8B	6,309,382	144,815	6,454,197	331,550	584,001
OPERATING YEAR CASH ;LOW-3	GUM. CASH FLOW CASH FLOW CAPITAL INT BTAX - $ BTAX - $ INVEST-S 1000-3	PRINCIPAL CASH FLOWPRESENT WORTH PROFILE PAYMENT AFTER DEBTDISCNPVDISCNPV 1000-5 REDUCTION RATE - % BTAX - S RATE - % BIM - $ Based On Md-Year Discounting
2019 526,474	(513,526)	(513,526) $40,000 0,0	0,0	526,474254,285,259	40 $668,643
2020 306,880	308,880	295,354 0 0.0	0.0	308,88053,111,802	45 499,538
2021 293,680	293,680	5139,035 0 0.0	0.0	293,68082,382,032	50 443,591
2022 279,858	279,858	868,892 0 0.0	0.0	279 858102,041,519	55 397,422
2023 267,234	267,234	1,136,126 0 0.D	0.0	267,234121,777,339	60 358,714
2024 265,658	255,658	1,381,784 0.0	0.0	255,658151,479,059	65 325,823
2026 245,007	245,007	1,636,791 0.0	0,0	245,307181,259,751	70 297,557
2026 235,173	235,173	1,871,964 0.0	0.0	235,173201,143,735	75 273,023
2027 226,065	226,065	2,098,028 0.0	0.0	226,06525924,081	80 251,547
2028 217,606	217,606	2,315,634 0.0	0.0	217,60630769,910	85 232,602
2029 209,729	208,729	2,525,363 0.0	0.0	209,72935656,041	90 215,779
2030 202,376	202,376	2,727,739 0.0	0.0	202,376
S-TOT 2,767,739	2,727,739	2,727,739 40,000 0	0	2,767,739
REM. 2,770.906	2,770,906	2,770,906 0 0	0	2,770,906
TOTAL 5,538,646	5,498,646	5,498,646 40,000 0	0	5,538,646
BEFORE TAX SUMMARY
MONTHS IN FIRST YEAR	1
NET COST/BOE- $/BOE	$0.39	OLT OIL RECOVERY- BBL	127,520	EGO LIFEYEARS	GREATER 30
NET RETURN/BOE- 3/BOE	$53.36	ULT GAS RECOVERY- MCF	63,760	NPV @ SELECT RATE10.0%52,041,519
NET INCOME1130E- 5/B0E	$53.75	ULT OIL RECOV/ACRE- BBL	1,594	NET INCOME / INVEST	138.47
OIL EGO RATE- BEL/DAY	8.0	ULT GAS RECOV/ACRE- MCF	797	INT RATE RETURNMid-Yr	9999.90%
GAS ECO RATE- MCF/DAY	4.0	ULT OIL RECOV/AGRE-FT- BBL	26	PAYOUTYEARS	0,13
INIT PROD RATE- BBLJDAY	19.6	ULT GAS RECOV/ACRE-FT- MCF	13	$ 1 NET !NTT PROD RATE	$2,580
INIT PROD RATE- MCF/DA	0.0	INITIAL W.I.- %	95.0000	8 / 8 OIL RESERVEISBL	127,520
DECLINE RATE- %	5,0	FINAL W.I.- %	95.0000	8 8 GAS RESERVEMCF	63,760
EXPONENT -N-	1.0	INITIAL REVENUE INT.- V.	79.0000	NET OIL RESERVEBBL	100,741

Exhibit 99.1.3 Barrister/Central SEC Certified Resources

FINAL REVENUE INT.- %	79.0000	NET GAS RESERVEMCF	50,370

Exhibit 99.1.3 Barrister/Central SEC Certified Resources

OIL PRODUCTION SENSITIVITY ANALYSIS OWNER ---- Central Operating, LLCFILE NAME LSE/WELL-- Nettles 9-12 re-workedEVAL. DATE FIELD ---SmackoverEFFECT DATE GAS PRICE				12-31-2019 PDF 31-Deo-2019 01-Dec-2019 OIL PRICE
FOR INVESTMENT OF$40,000			$2.88	$62.63
Based On IVId-Year DiscountingNET PRESENT VALUE @			10.0%
!NIT PROD RATE
Bbf/Day ->	0	20	25	30
EXPONENTIAL	0.5 -40,000	2,710,651	3,491,600	4,218,470
DECLINE	4.0 -40,000	2,151,254	2,779,100	3,363,470
RATE	5.0 -40,000	2,041,519	2,639,332	3,195,748
	15.0 -40,000	1,389,838	1,809,293	2,199,701
Based On Mid-Year DiscountingINTERNAL RATE OF RETURN - %
Bbl/Day -->	0	20	25	30
EXPONENTIAL	0.5 0.0%	9999.9%	9999.9%	9999.9%
DECLINE	4.0 0.0%	9999.9%	9999.9%	9999.9%
RATE	5.0 0.0%	9999.9%	9999.9%	9999.9%
	15.0 0.0%	9999.9%	9999.9%	9999.9%
--- 9999 gY.) MEANS INDETERMINATE RATE OF RETURN
	NET INCOME / INVESTMENT
Bbl/Day -->	0	20	25	30
EXPONENTIAL	0.5 0.00	215.55	276.82	333.84
DECLINE	4.0 0.00	149.78	193.04	233.31
RATE	5.0 0.00	138.47	178.63	216.02
	15.0 0.00	80.24	104.47	127.03

	PAYOUT-YEARS
				30
Bbl/Day -->	0	20	25
EXPONENTIAL	0.5 NO PAYOUT	0.13	0.10	0.08
DECLINE	4.0 NO PAYOUT	0,13	0.10	0.08
RATE	5.0 NO PAYOUT	0.13	0.10	0.08
	15.0 NO PAYOUT	0.13	0.10	0.08
	NET OIL RESERVES - bbl
Bbl/Day ->	0	20	25	30
EXPONENTIAL	0.5 0	153,658	195,712	234,855
DECLINE	4.0 0	108,508	138,206	165,847
RATE	5,0 0	100,741	128,312	153,975
	15.0 0	60,774	77,407	92,888

Exhibit 99.1.3 Barrister/Central SEC Certified Resources

PROJECT INFORMATION

BASIC DATA EVALUATION DATE

PREPARED BY

INTEREST OWNER

WELL &JOR LEASE NAME FIELD &JOR RESERVOIR COUNTY OR PARISH

(2 CAP LEI I ERS) STATE

OPERATOR' NAME

PROJ COMB NAME -(COMB#)

PROJ FILE NAME

RESERVE CATEGORY:

*EFF MONTH

"EFF YR

SELECT DISCOUNT RATE -°,10

MID-YEAR=1 YEAR-ENDS

LSEHOLD COST - $

IDC & OTHER EXP - $

TANG & LSE EQUIP - $ DIR OPR EXP/WELL -

DIR OPR EXP ESC — %

YEAR NO. TO START ESC INDIR OPR EXP- % NET REV SEV TAX - % NET OIL REV SEV TAX - % NET GAS REV SEV TAX GAS - $/Mcf

ADV TAX - % OF NET REV NET PROFIT INTEREST - %

OIL PRICE - $/BBL

OIL PRICE ESC -

OIL ESC START YEAR NO.

MAX OIL PRICE - $JBBL TRANSPORTATION - $/bbl TRANSPORTATION - $/Mcf

LOAN PRINCIPAL - $

ANNUAL INTEREST RATE % TERM C=FIX 1=DEDICATED

TOTAL NO. MONTHS (FIX)

DEDICATION OF TOT REV % SEC 29 TAX CREDIT- MI SALVAGE - %

LOSS CARRY FIND (1,0N 2,OFF)

WELL PERFORMANCE DATA

Dec-2019EXPONENTIAL DECLINE

Nova Resourc NO OF WELLS (1 or more)*1

Central Opera OIL WELL PROD - bbl/DAY540

Nettles 9-12 P G 0 R– Mcf/bbl0

Smackover GAS WELL PROD - Mcf/DAY0

MonroeCONDENSATE - bblIMMcf0

ALEXPONENT -N- DECIMAL0.00001

Central Opera Eff. DECLINE RATE - %5

12-31-2019 PI YEARS OF CONSTANT PROD0

12-31-2019 PI MAX YEARS TO CALC (4-30)30

PUDSET ECO LIMIT 1=YES 0=N01

DecECO RATE bbl OR Mcf/DAY9.4

2019 CUMULATIVE PROD - bbl0

10 CUMULATIVE PROD - Mcf0

ASSIGNED ACRES / WELL80

AVERAGE THICKNESS - FT.62

ECONOMIC and INVESTMENT DATA

0  2nd YR     3rd YR      4th YR   5th YR

5,500,0000000

3,500,0000000

12,000 INITAL W.I. OWNED - %95.0000

0.00 INITAL REVENUE INTEREST-%79.0000

0 FINAL W.1, OWNED - %95.0000

0.00 FINAL REVENUE INTEREST-%79.0000

7.10 REVERSION ACTIVATOR0

4.80    0 FOR NO REVERSION****************

0    1 FOR GROSS INCOME $0

2.002 FOR NET INCOME****************

0.00

PRICE DATA

62.63 GAS PRICE - $ills/1CF2.88

0,00 GAS PRICE ESC - %0.00

0 GAS ESC START YEAR NO.0

62,63 MAX GAS PRICE - S/MCF2.88

0.00

0.00 BOE FACTOR21.7843
INCOME TAX DATA

0 FED INCOME TAX RATE - %0

0.00 STATE INCOME TAX RATE - %0

0 RECOVERY PERIOD (5, 7, 10)5

0 DEPR METHOD (1.0, 1.5, 2.0)200%

0.00 MID-PERIOD CONVENT. CODE5

2.875 PCT DEPLETION RATE - %15

2.00 DEPL LIMITATION OF NET-%100.00

1

Exhibit 99.1.3 Barrister/Central SEC Certified Resources

FILE NAME: 12-31-2019 PUI COMB NAME: 12-31-2019 PUD SUMMARY OF EXPONENTIAL DECLINE

EVALUATION DATE INVESTMENT NO. MONTHS PROD IN 1st YEAR ECO LIFE - YEARS	31-Dec-2019 $9,000,000 1 GREATER 30
PAYOUT YRS	1.05
NET INCOME/INVEST	14.85
INTERNAL RATE RETURN—Mid-Year	72.5%
NPV @ SELECT RATE-$10.00%	$45,513,378
8/8 OIL RES - bbl	2,978,136
8/8 GAS RES - Mcf	0
NET OIL RES - bbl	2,352,728
NET GAS RES - Mcf	0
NET COST/BOE $/BOE	3.83
NET RETURN/BOE - $/BOE	52.96
NET INCOME/BOE - $IBOE	56.79
WT. AVG PRICE OIL - $/bbl	62.63
WT. AVG PRICE GAS - $/Mcf	0.00
OIL ECO RATE - bbl/DAY	124.7
GAS ECO RATE - Mcf/DAY	0.0
ULT OIL RECOV/ACRE - bbl	37,227
ULT GAS RECOV/ACRE - Mcf	0
ULT OIL RECOV/ACRE-FT -bbl	600
ULT GAS RECOV/ACRE-FT -Mcf	0

Exhibit 99.1.3 Barrister/Central SEC Certified Resources

RESERVE and ECONOMIC REPORT

PREPARED BY:Nova Resource, Inc.COMB NAME:12-31-2019 PUDCATEGORY: PUD

INTEREST OWNER:Central Operating, LLCFILE NAME:12-31-2019 PUDCOUNTY: Monroe

SELL &\OR LEASE:Nettles 9-12 PUDEVAL. DATE:31-Dec-2019STATE:AL

FIELD OR RESERVOIR:SmackoverEFFECTIVE DATE:01-Dec-2019OPERATOR: Central Operat

GROSS PRODUCTIONNET PRODUCTION PRICE PRICENET OPERATING REVENUE NET OPERATING EXPENSES

YEAROIL-BBLSGAS-MCFOIL-BBLSGAS-MCF OIL-$GAS-$OIL-6GAS-6TOTAL-6DIR L !NOR TAXES t. TRANS

EXPONENTIAL DECLINE
2019	16,390	12,948	0	$62.63	$0.00 6810,937	$0	$810,937 5950	$73,795
2020	191,311	0	161,136	0	62.63	0.00 9,465,622	0	9,465,622 11,400	861,372
2021	181,746	0	143,579	0	62.63	0.00 8,992,342	0	8,992,342 11,400	818,303
2022	172,658	0	138,400	0	62.83	0.00 8,542,725	0	8,542,725 11,400	777,368
2023	164,025	0	129,580	0	62.63	0.00 8,115,589	0	8,115,589 11,400	738,519
2024	155,824	0	123,101	0	62.63	0.00 7,709,811	0	7,709,811 11,400	701,593
2025	148,033	0	116,946	0	62.63	0.00 7,324,321	0	7,324,321 11,400	666,513
2026	14D,631	0	111,099	0	62.63	0.00 6,958,106	0	6,958,106 11,400	633,188
2027	133,600	0	105,544	0	62.63	0.00 6,610,202	0	6,610,202 11,400	601,528
2028	126,920	0	100,267	0	62.63	0.00 6,279,693	0	6,279,693 11,400	571,452
2029	120,574	0	95,253	0	62.63	0.00 5,965,710	0	5,965,710 11,400	542,880
2030	114,545	0	90,491	0	62.63	0.00 5,667,426	0	5,667,426 11,400	515,736
S-TOT	1,666,255	0	1,316,342	0	WT.	WT. 82,442,485	0	82,442,485 126,350	7,502,266
REM.	1,311,881	0	1,036,386	0	AVG.	AVG. 64,908,848	0	64,908,848 205,200	5,906,705
TOTAL	2,978,136	0	2,352,728	0	62.63	0.00 147,351,333	0	147,351,333 331,550	13,408,971
CUM.	PRINCIPAL CASH FLOW	PRESENT WORTH PROFILE
OPERATING	CASH FLOW	CASH FLOW	CAPITAL	INT	PAYMENT AFTER DEBT	DISC	NPV DISC	NPV
YEAR	CASH FLOW-S	BTAX - $	BTAX - S	INVESTS	1000-$	1000-$ REDUCTION	RATE - %	BTAX -S RATE -%	BTAX - $
Based On Mid-Year Discounting
2019 5736,192	($6,263,808)	($8,263,808) $9,000,000 0,0	0.0	$736,192 2 597,705,003	40 $7,757,722
2020 8,592,851	6,592,851	329,042 0 0.0	0.0	8,592,851 5 70,909,944	45 5,881,153
2021 8,162,638	8,162,638	8,491,681 0 0.0	0.0	8,162,638 8 53,729,725	50 4,355,809
2022 7,753,937	7,753,937	16,245,618 0 0.0	0.0	7,753,937 10 45,513,378	55 3,093,169
2023 7,365,671	7,365,671	23,611,288 0 0.0	0.0	7,365,671 12 39,030,341	60 2,031,999
2024 6,996,818	6,926,818	30,608,106 0.0	0.0	6,996,818 15 31,576,988	65 1,128,613
2025 6,646,408	6,646,408	37,254,514 0,0	0,0	6,646,408 18 25,994,374	70 351,022
2026 6,313,519	6,313,519	43,568,033 0,0	0.0	6,313,519 20 23.002,689	75 -324,728
2027 5,997,274	5,997,274	49,565,306 0.0	0.0	5,997,274 25 17,261,707	80 -916,920
2028 5,696,641	5,696,841	55,262,148 0.0	0.0	5,696,841 30 13,171,180	85 -1,439,745
2029 5,411,430	5,411,430	60,673,578 0.0	0.0	5,411,430 35 10,118,294	90 -1,904,364
2030 5,140,290	5,140,290	65,813,868 0.0	0.0	5,140,290
S-TOT 74,813,868	65,813,868	65,813,868 9,000,000 0	0	74,813,868
REM. 58,796,943	$8,796,943	58,796,943 0 0	0	58,796,943
TOTAL 133,610,812	124,610,812	124,610,812 9,000,000 0	0	133,610,812
BEFORE TAX SUMMARY
MONTHS IN FIRST YEAR	1
NET COST/ROE- 51BOE	53.83	ULT OIL RECOVERY- BBL	2,978,136	ECO LIFEYEARS	GREATER 30
NET RETURNJBOE- 6/80E	$52.96	ULT GAS RECOVERY- MCF	0	NPV 0 SELECT RATE10.0%$45,513,378
NET INCOME/130E- 6/BOE	656.79	ULT OIL RECOV/ACRE• BBL	37,227	NET INCOME / INVEST	14.85
OIL ECO RATE- BBUDAY	124.7	ULT GAS RECOV/ACRE- MCF	0	INT RATE RETURNMid-Yr	72.51%
GAS ECO RATE- MCF/DAY	0.0	ULT OIL RECOV/ACRE-FT- BBL	600	PAYOUTYEARS	1.05
INIT PROD RATE- BBUDAY	540.0	ULT GAS RECOV/ACRE-FT- MCF	0	$ / NET INIT PROD RATE	621,097
!NIT PROD RATE- MCF/DA'	0.0	INITIAL W.I.- %	95,0000	8 / 8 OIL RESERVEBBL	2,978,136
DECLINE RATE- %	5.0	FINAL W.I.- %	95.0000	818 GAS RESERVEMCF	0
EXPONENT -N-	0.0	INITIAL REVENUE INT.- %	79.0000	NET OIL RESERVEBBL	2,352,728
FINAL REVENUE INT - %	79.0000	NET GAS RESERVEMCF	0

Exhibit 99.1.3 Barrister/Central SEC Certified Resources

OIL PRODUCTION

SENSITIVITY ANALYSIS

OWNER ---- Central Operating, LLC LSE/WELL--- Nettles 9-12 PUD FIELD ----Smackover			FILE NAME EVAL. DATE EFFECT DATE GAS PRICE		12-31-2019 PDP 31-Dec-2019 01-Dec-2019 OIL PRICE
FOR INVESTMENT OF		$9,000,000		$2.88	$62.63
Based On Mid-Year Discounting		NET PRESENT VALUE @		10.0%
INIT PROD RATE
Bbl/Day ->		0	540	650	800
EXPONENTIAL	0.5	-9,000,000	67,487,433	83,089,137	104,364,187
DECLINE	4.0	-9,000,000	49,418,260	61,339,206	77,595,042
RATE	5.0	-9,000,000	45,513,378	56,638,885	71,810,031
	15.0	-9,000,000	22,335,575	28,751,486	37,498,441
Based On Mid-Year Discounting		INTERNAL RATE OF RETURN -*/0
Bbl/Day --->		0	540	650	800
EXPONENTIAL	0.5	0.0%	77.9%	91.4%	109.2%
DECLINE	4.0	0.0%	73.7%	87.1%	104.7%
RATE	5.0	0.0%	72.5%	85.9%	103.4%
	15.0	0.0%	60.5%	73.4%	90.4%
---> 9999 97. MEANS INDETERMINATE RATE OF RETURN
		NET INCOME 1 INVESTMENT
Bbl/Day -->		0	540	650	800
EXPONENTIAL	0.5	0.00	26.62	32.05	39.45
DECLINE	4.0	0.00	16.73	20.15	24.80
RATE	5.0	0.00	14.85	17.88	22.01
	15.0	0.00	5 93	7.16	8.83
		PAYOUT-YEARS
Bbl/Day -->		0	540	650	800
EXPONENTIAL	0.5	NO PAYOUT	1.02	0.85	0.69
DECLINE	4.0	NO PAYOUT	1.04	0.86	0.70
RATE	5.0	NO PAYOUT	1.05	0.87	0,70
	15.0	NO PAYOUT	1.11	0.92	0.75
		NET OIL RESERVES - bbl
Bbl/Day -->		0	540	650	800
EXPONENTIAL	0.5	0	4,213,921	5,072,312	6,242,846
DECLINE	4.0	0	2,650,734	3,190,699	3,927,014

Exhibit 99.1.3 Barrister/Central SEC Certified Resources

RATE	5.0	0	2,352,728	2,831,987	3,485,522
	15.0	0	941,849	1,136,643	1,402,016